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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       Pioneer Natural Resources Company
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                (Name of Registrant as Specified In Its Charter)

                      Pioneer Natural Resources USA, Inc.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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                       PIONEER NATURAL RESOURCES USA, INC.
                    5205 North O'Connor Boulevard, Suite 1400
                               Irving, Texas 75039

                                November 14, 2001

Dear Parker & Parsley Limited Partner:

         You should have received a proxy statement/prospectus dated October 12, 2001 for the special meeting of limited partners to be held on December 20, 2001. WE HAVE NOT RECEIVED YOUR PROXY YET. YOUR VOTE IS VERY IMPORTANT. Please return your proxy soon to ensure that it is received and recorded before the special meeting. Even if you have previously mailed us your proxy, please sign, date and mail the enclosed proxy card and tax certification in the enclosed envelope. Instead of mailing your proxy in the enclosed envelope, you can vote by faxing your proxy to the facsimile number printed on the front of the proxy card.

         At this important meeting, limited partners will vote on four proposals related to a merger of your partnership. The Board of Directors of Pioneer Natural Resources USA, Inc., as general partner of your partnership, recommends that you vote FOR all four proposals.

         You may vote for or against, or may abstain from voting on, the merger proposals for each partnership in which you own an interest by marking your proxy card and returning it by mail or fax to our information agent, D.F. King & Co., Inc., before the special meeting of limited partners. You may revoke a proxy you have given us at any time before the proxy is voted at the special meeting of the limited partners by (1) giving written notice to D.F. King & Co., Inc. of that revocation, (2) voting in person at the special meeting, or (3) signing and returning a later dated proxy card to D.F. King & Co., Inc.

         All proxies received and not revoked as described above, will be voted at the special meetings for the limited partners, subject to the terms and conditions described in the proxy statement/prospectus.

         YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS FILED WITH THE SEC BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER, INCLUDING INFORMATION ABOUT (1) THE DIRECT AND INDIRECT INTERESTS OF US AND OUR PARENT COMPANY AS PARTICIPANTS IN THE MERGER, (2) OUR OWNERSHIP OF INTERESTS IN THE LIMITED PARTNERSHIPS AND (3) OUR CONFLICTING INTERESTS IN RECOMMENDING THE MERGER. A COPY OF THE PROXY STATEMENT/PROSPECTUS MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST FROM PIONEER NATURAL RESOURCES COMPANY, 5205 NORTH O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS 75039, ATTENTION: INVESTOR RELATIONS. YOU MAY ALSO OBTAIN THE FINAL PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS RELATING TO THE PROPOSED MERGERS FREE THROUGH THE INTERNET WEB SITE THAT THE SEC MAINTAINS AT WWW.SEC.GOV.

         We at Pioneer Natural Resources USA, Inc., as general partner, appreciate your support and encourage you to vote promptly. If you have any questions about the merger of any of the partnerships in which you own an interest, or if you have not received your copy of the proxy statement/prospectus, please call our information agent, D.F. King & Co., Inc., at 1-800-848-2998.

                                           Sincerely,

                                           Pioneer Natural Resources USA, Inc.